=================================================================


                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.   20549




                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

           Date of report (Date of earliest event reported) April 7, 1994
                                                 (March 24, 1994)




                                NEW PLAN REALTY TRUST
                 (Exact Name of Registrant as Specified in Charter)


       Massachusetts              0-7532          13-1995781
(State or Other Jurisdiction   (Commission      (IRS Employer
     of Incorporation)         File Number)   Identification No.)



     1120 Avenue of the Americas, New York, New York      10036
      (Address of Principal Executive Offices)         (Zip Code)


Registrant's telephone number, including area code (212) 869-3000




            (Former Name or Former Address, if Changed Since Last Report)



=================================================================

Item 2.  Acquisition and Disposition of Assets

      Since the last Form 8-K filed by New Plan Realty Trust (the "Company") dated February 10, 1994, the Company, on March 24, 1994, acquired a shopping center, Victoria Square from Compson Development Company. The property is located in Midlothian, Virginia and consists of approximately 271,260 square feet of gross leasable area on approximately 33.7 acres. Victoria Square has space for 34 tenants and is currently 98% occupied. The major tenants are: Kmart, Lowes and Farm Fresh.

Item 7.  Financial Statements, Pro Forma Financial Statements and
Exhibits.

      (a) and (b)         Financial Statements of Businesses Acquired
                          and Pro Forma Financial Information.

      The purchase price of the acquired property described in
Item 2 above (the "Property") was approximately $17,800,000, all of which was paid by the Company in cash. The purchase price of the Property represents less than 10% of the total unaudited assets of the Company.

      However, because the Property when added to prior unaudited acquisitions exceeds 10% of the unaudited assets of the Company, audited statements of revenues and certain operating expenses relative to the Property and pro forma condensed financial information reflecting the acquisition of the Property will be filed under cover of Form 8-K/A as soon as practicable, but not later than 60 days after this report on Form 8-K.

      (c)   Exhibits.

            None.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: April 7, 1994

                                      NEW PLAN REALTY TRUST



                                      By:/s/ Michael I. Brown
                                      ___________________________
                                        Michael I. Brown
                                        Chief Financial Officer